Exhibit 99.1

Cirrus Logic Reports Fiscal Q4 2009 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)--April 29, 2009--Cirrus Logic Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the fourth quarter of fiscal year 2009, which ended March 28, 2009.

Revenue for the quarter was $33.5 million compared to $44.8 million during the fourth quarter of fiscal year 2008, and $43.8 million in the previous quarter. Gross margin for the quarter was 55 percent, which is unchanged from the 55 percent gross margin reported by the company for both the quarter a year ago and the December quarter.

Total GAAP operating expenses for the quarter were approximately $24.2 million, up from $22 million in third quarter. GAAP operating expenses in the fourth quarter included a $2.1 million charge associated with the impairment of certain intangible assets, as well as stock-based compensation and acquisition-related amortization of intangibles charges of approximately $1.5 million, certain one time legal charges of $400,000, and an additional $100,000 expense related to facilities accruals.

The loss from operations on a GAAP basis was $5.7 million. Excluding the charges noted above, the non-GAAP loss from operations was $1.5 million.

Cirrus Logic reported a fourth quarter GAAP net loss of $7.8 million, or a loss of $0.12 per share based on 65.2 million average diluted shares outstanding. Excluding the items noted above, as well as an additional charge of $2.7 million related to the reduction of our deferred tax asset, on a non-GAAP basis the company reported a net loss of $900,000, or a loss of $0.01 per share.

Cirrus Logic also reported that total cash and marketable securities increased $2.7 million from the previous quarter to $120.2 million.

“The March quarter was tough for the semiconductor industry as a whole, and we are pleased to have generated cash and managed our expenses in this environment,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “Our strong financial position has allowed us to maintain focus on our vision, and I’m excited to see several significant new design wins reflected in our backlog for the first quarter. Revenue from new products continues to grow on a year over year basis, which is a good indication of our growing market share.”

Outlook for First Quarter FY 2010 (ending June 27, 2009):

  Revenue is expected to range between $36 million and $40 million;
  Gross margin is expected to be between 52 percent and 54 percent; and
  Combined R&D and SG&A expenses are expected to range between $22 million and $24 million, which include approximately $2.0 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the fourth quarter of fiscal year 2009, on April 29, 2009, at 5:00 p.m. EDT. Those wishing to join should call (303) 205-0044 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until May 6, 2009. To access the recording, call (303) 590-3000 (passcode: 11130371#). A live and an archived webcast of the conference call will also be available via the investor section of company’s Web site at www.cirrus.com.

Cirrus Logic, Inc.

Celebrating its 25th year as a leading fabless semiconductor company in 2009, Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided, non-GAAP net loss, non-GAAP loss from operations, and non-GAAP diluted loss per share. A reconciliation of the adjustments to GAAP results for this quarter is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of first quarter fiscal year 2010 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the first quarter of fiscal year 2010, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 29, 2008, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Quarter Ended

	Mar. 28,	Dec. 27,	Mar. 29,
	2009	2008	2008

Net revenue	$33,520	$43,833	$44,822
Cost of sales	15,051	19,755	20,115
Gross Margin	18,469	24,078	24,707
Gross Margin Percentage	55.1%	54.9%	55.1%

Operating expenses:
Research and development	10,950	10,896	12,326
Selling, general and administrative	10,649	11,055	13,304
Restructuring and other costs	-	-	12,095
Impairment of goodwill and other intangibles	2,144	-	-
Provision for litigation expenses	434	-	-
Total operating expenses	24,177	21,951	37,725

Income (loss) from operations	(5,708)	2,127	(13,018)

Interest income, net	525	679	2,411
Other income (expense), net	11	10	(73)
Income (loss) before income taxes	(5,172)	2,816	(10,680)
Provision (benefit) for income taxes	2,596	66	3,005
Net income (loss)	$(7,768)	$2,750	$(13,685)

Basic income (loss) per share:	$(0.12)	$0.04	$(0.16)
Diluted income (loss) per share:	$(0.12)	$0.04	$(0.16)

Basic weighted average common shares outstanding	65,241	65,172	85,310
Diluted weighted average common shares outstanding	65,241	65,274	85,310

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Mar. 28,	Dec. 27,	Mar. 29,
	2009	2008	2008
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$31,504	$28,134	$56,614
Restricted investments	5,755	5,755	5,755
Marketable securities	79,346	83,647	125,129
Accounts receivable, net	13,306	15,638	22,652
Inventories	19,878	23,409	22,464
Other current assets	5,359	8,395	10,041
Total Current Assets	155,148	164,978	242,655

Long-term marketable securities	3,627	-	-
Property and equipment, net	19,367	20,063	20,961
Intangibles, net	23,309	24,573	26,044
Goodwill	6,027	6,027	6,194
Other assets	2,018	2,114	2,452
Total Assets	$209,496	$217,755	$298,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,886	$8,295	$16,164
Accrued salaries and benefits	6,432	6,183	7,085
Other accrued liabilities	6,004	7,391	18,157
Deferred income on shipments to distributors	5,918	8,038	6,584
Total Current Liabilities	28,240	29,907	47,990

Long-term restructuring accrual	931	1,011	1,818
Other long-term obligations	7,397	6,912	7,563

Stockholders' equity:
Capital stock	945,455	944,369	937,716
Accumulated deficit	(771,951)	(764,183)	(696,557)
Accumulated other comprehensive loss	(576)	(261)	(224)
Total Stockholders' Equity	172,928	179,925	240,935
Total Liabilities and Stockholders' Equity	$209,496	$217,755	$298,306

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
Quarter Ended

Mar. 28,
2009
Net Loss Reconciliation
GAAP net loss	$(7,768)
Non-GAAP adjustments:
Stock compensation expense	1,089
Amortization of acquisition intangibles	404
Facility and other related adjustments	115
Impairment of Intangible Assets	2,144
Provision for litigation expenses	434
Deferred Tax Asset Provision	2,683

Non-GAAP net loss	$(899)

EPS Reconciliation
GAAP diluted loss per share	$(0.12)
Non-GAAP adjustments:
Effect of stock compensation expense	0.02
Effect of amortization of acquisition intangibles	0.01
Effect of facility and other related adjustments	-
Effect of impairment of intangible assets	0.03
Effect of provision for litigation expenses	0.01
Effect of deferred tax asset provision	0.04

Non-GAAP diluted loss per share	$(0.01)

Operating Loss Reconciliation
GAAP Operating Loss	$(5,708)
Non-GAAP adjustments:
Stock compensation expense	1,089
Amortization of acquisition intangibles	404
Facility and other related adjustments	115
Impairment of Intangible Assets	2,144
Provision for litigation expenses	434
Non-GAAP Operating Loss	$(1,522)

Operating Expense Reconciliation
GAAP Operating Expenses	$24,177
Non-GAAP adjustments:
Stock compensation expense	1,045
Amortization of acquisition intangibles	404
Facility and other related adjustments	115
Impairment of Intangible Assets	2,144
Provision for litigation expenses	434
Non-GAAP Operating Expenses	$20,035

CONTACT:
Cirrus Logic Inc.
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com